Exhibit 23.1

Consent of Independent Auditors

We consent to the use of our report dated May 26, 2010, with respect to the combined statement of revenues and certain expenses of the Rockwood Predecessor Data Centers included in the Current Report (Form 8-K) and incorporated by reference in the Registration Statements ( No. 333-121353 and No. 333-147746) on Form S-8 and the Registration Statements (No. 333-163505, No. 333-129688, No. 333-132980, No. 333-142396, and No. 333-158958) on Form S-3 of Digital Realty Trust, Inc.

San Francisco, CA	/s/ Ernst & Young
June 1, 2010